UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 21, 2013
(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 21, 2013, Scio Diamond Technology Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) and Security Agreement (the “Security Agreement”), each dated as of June 21, 2013, with Platinum Capital Partners, LP (“Platinum”) providing for a $1 million secured revolving line of credit (the “Loan”) that the Company may draw on to fund working capital and other corporate purposes.  The Loan, which is represented by a Promissory Note dated June 21, 2013 (the “Note”), matures on June 20, 2014.  On June 21, 2013, $910,000 was drawn on the Loan, $20,000 of which was retained by Platinum to cover applicable fees.

The Company plans to utilize funds drawn on the Loan to fund its ongoing operations.    Borrowings accrue interest at the rate of 18% per annum, payable monthly on or before the last calendar day of each month, and a service charge of 3% applies to late payments.  The loan agreement also provides for payment of an accommodation fee of up to 10% of the commitment amount as provided in the Loan Agreement, and payment of a monthly collateral monitoring fee of $2,000 per month for the first six months and $1,000 per month for the last six months of the term of the Loan Agreement.  The Loan Agreement contains a number of restrictions on the Company’s business, including restrictions on its ability to merge, sell assets, create or incur liens on assets, make distributions to its shareholders and sell, purchase or lease real or personal property or other assets or equipment.  The Loan Agreement also contains affirmative covenants and events of default, including an event of default in the event the Company fails to maintain a book net worth of at least $7.5 million at all times.  The Company’s obligations under the Loan Agreement are not guaranteed by any other party.  The Company may prepay borrowings without premium or penalty upon notice to Platinum as provided in the Loan Agreement.  The Loan Agreement requires the Company enter the Security Agreement and provide the Note.

Under the Security Agreement, which is filed as Exhibit 4.2 to this Form 8-K, the Company grants Platinum a first priority security interest in the Company’s inventory, equipment, accounts and other rights to payments and intangibles as security for the Loan.  The Note, which is filed as Exhibit 4.3, provides for monthly interest payments commencing July 2013 and for repayment of all amounts drawn, together with accrued interest, on June 20, 2014.

The descriptions of the terms of the Loan Agreement, the Security Agreement and the Note in this Item 1.01 are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3 to this Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference. On June 21, 2013, $910,000 was drawn on the Loan, $20,000 of which was retained by Platinum to cover applicable fees.

Item 9.01     Financial Statement and Exhibits

(d)       Exhibits

4.1       Loan Agreement dated as of June 21, 2013 between Scio Diamond Technology Corporation and Platinum Capital Partners, LP.

4.2       Security Agreement dated as of June 21, 2013 between Scio Diamond Technology Corporation and Platinum Capital Partners, LP.

4.3       Promissory Note dated as of June 21, 2013 made by Scio Diamond Technology Corporation in favor of Platinum Capital Partners, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

	By:	/s/ Michael W. McMahon
Michael W. McMahon
Chief Executive Officer

Date: June 27, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Loan Agreement dated as of June 21, 2013 between Scio Diamond Technology Corporation and Platinum Capital Partners, LP.
4.2	Security Agreement dated as of June 21, 2013 between Scio Diamond Technology Corporation and Platinum Capital Partners, LP.
4.3	Promissory Note dated as of June 21, 2013 made by Scio Diamond Technology Corporation in favor of Platinum Capital Partners, LP.